EXHIBIT 10.9

BARNES GROUP INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

as amended December 31, 2007

Preamble

The Supplemental Executive Retirement Plan (the “Supplemental Plan”) was amended by the Board of Directors on May 16, 1997 and December 31, 2007. The Supplemental Plan as amended on December 31, 2007 and set forth herein is not intended to enhance (within the meaning of Treasury Regulation section 1.409A-6(a)(4)) any benefit or right existing under the Supplemental Plan on or before that date, and it shall be administered, interpreted and construed accordingly.

1.	Purpose

The purpose of the Supplemental Plan is to provide supplemental pension benefits to selected employees and certain Officers of Barnes Group Inc. (collectively “Participants”) who elect any form of contingent annuity under the Barnes Group Inc Salaried Retirement Income Plan (the “Pension Plan”) under which a spouse or former spouse is the contingent annuitant.

2.	Benefits

2.1	The Company will pay the amount described in the following paragraph to each person who meets the requirements of (A) and (B):

(A) such person is either (i) an Officer on or after November 16, 1979, who either retires as an Officer under the Pension Plan with ten years of service with Barnes Group or a direct or indirect subsidiary of Barnes Group, or ceases to be an Officer due to disability, or (ii) an employee of Barnes Group Inc. who has been designated to participate in the Supplemental Plan by the Benefits Committee, and (B) such person is receiving retirement benefits under the Pension Plan pursuant to a contingent pensioner form of benefit under which the contingent pensioner is the Participant’s spouse or former spouse.

The benefit payable to such Participants shall be a monthly supplemental annuity equal to (a) minus (b) where:

(a)	equals the sum of: (i) the monthly retirement income payable to the Participant if he/she elected a straight life annuity under the Pension Plan; (ii) the monthly retirement income payable to the Participant under the Retirement Benefit Equalization Plan (“RBEP”) if he/she elected a straight life annuity under the RBEP; and (iii) if the Participant is a participant in the Supplemental Senior Officer Retirement Plan (“SSORP”), the monthly retirement income payable to the Participant if he/she elected a straight life annuity under the SSORP; and

(b)

equals the sum of: (i) the monthly pension benefits to which the Participant is entitled pursuant to the Pension Plan were he/she to elect the 50% contingent pensioner form of annuity, naming such spouse or former spouse as contingent pensioner, and irrespective of whether or not the

Participant in fact elects the 50% contingent pensioner form of annuity under the Pension Plan; (ii) the monthly pension benefits to which the Participant is entitled pursuant to the RBEP were he/she to elect the 50% contingent pensioner form of annuity, naming such spouse or former spouse as contingent pensioner, and irrespective of whether or not the Participant in fact elects the 50% contingent pensioner form of annuity under the RBEP; and (iii) the monthly pension benefits to which the Participant is entitled pursuant to the SSORP were he/she to elect the 50% contingent pensioner form of annuity, naming such spouse or former spouse as contingent pensioner, and irrespective of whether or not the Participant in fact elects the 50% contingent pensioner form of annuity under the SSORP.

2.2	Benefits payable hereunder will commence to be paid at the same time as benefits paid pursuant to the Pension Plan, and will continue to be paid during the lifetime of the Participant. No benefits will be paid hereunder after the death of the Participant.

3.	Administration

The Benefits Committee shall administer the Supplemental Plan, and shall have the same administrative powers relating to the Supplemental Plan as it does with respect to the Pension Plan.

4.	General

4.1	The Supplemental Plan may be amended in whole or in part or terminated at any time by the Board of Directors of the Company, except that no such amendment or termination shall adversely affect the benefits payable to any person who has begun to receive benefits hereunder.

4.2	Benefits payable under the Supplemental Plan shall not be funded and shall be paid out of the general assets of the Company.

4.3	The Supplemental Plan shall be construed, administered, and enforced according to the laws of the State of Connecticut.

As amended by the Board of Directors December 31, 2007